MPS GROUP ANNOUNCES FOURTH QUARTER AND
                                YEAR-END RESULTS

JACKSONVILLE, Fla. (February 5, 2003) -- MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing and business solutions, today announced financial results for the fourth quarter and year ended December 31, 2002. For the fourth quarter, the Company reported revenue of $280 million and a GAAP loss of $0.23 per diluted share including the previously announced charge of $0.28 per diluted share. Excluding the effect of the charge, the Company would have reported earnings of $0.05 per diluted share for the fourth quarter, which was at the high end of the management guidance range of $0.03 to $0.05.

For the year ended December 31, 2002, the Company reported revenue of $1.2 billion. Effective January 1, 2002, the Company was required to adopt SFAS 142, which resulted in a charge of $5.49 per diluted share to reflect the cumulative effect of accounting change, net of the tax benefit. Due to the accounting change and the $0.28 per diluted share fourth quarter charge, the Company reported a GAAP loss per diluted share for 2002 of $5.62. Excluding the effect of the charge and before the cumulative effect of accounting change, the Company would have reported earnings of $0.16 per diluted share for 2002.

                             Fourth Quarter Summary

     o    Revenue of $280 million;
     o    EBITDA of $14.5 million, excluding charge;
     o    Diluted operating earnings per share of $0.05, excluding charge;
     o    Long-term debt paid off in full;
     o    Cash at year-end of $67 million;
     o Legal services unit Special Counsel revenue increased 4% versus the third quarter of 2002;
     o E-Solutions unit Idea Integration achieved sequential revenue growth and EBITDA profitability for both the fourth quarter and for 2002 as a whole;
     o    Healthcare staffing unit achieved 13% sequential revenue growth.

On January 23, 2003, the Company disclosed that it had incurred a charge of $34.5 million ($29.1 million, or $0.28 per diluted share, after consideration of the related tax benefit) in the quarter ended December 31, 2002, to account for three distinct items that arose during the fourth quarter. First, the Company elected not to participate in a recapitalization of a minority investment originally made in 1996, which resulted in the investment being impaired. As a result, the Company wrote off the investment in its entirety, incurring a non-cash charge of $16.1 million. Second, the Company finalized a plan for the settlement of excess real estate obligations for certain vacant office space. The anticipated cost of the settlement of these excess real estate obligations is $9.7 million. Third, the Company recorded a tax provision of $8.7 million for a proposed adjustment with the IRS related to its ongoing audit of prior years' tax returns.

                           Business Unit Performance

Despite the poor economy and its effect on employment and technology spending, a number of the Company's business units had strong performances during the fourth quarter. Special Counsel, the Company's legal services unit, increased revenue 4% versus the third quarter of 2002 and 6% versus the fourth quarter of 2001. Soliant Health, the Company's healthcare services unit, achieved sequential revenue growth of 13% versus the third quarter. Idea Integration, the Company's e-solutions unit, achieved a modest sequential increase in revenue versus the third quarter and was profitable on an EBITDA basis for both the fourth quarter and 2002. Modis, the Company's IT services unit, maintained its consistent profitability. Beeline, the Company's human capital solutions unit, continued to win new customer contracts and achieved success in delivering its solutions to key clients.

                                    Cash Flow

The Company generated cash flow from operations of $43 million for the fourth quarter of 2002 and $116 million for 2002. The Company's strong cash flow is the result of its back-office integration and consolidation efforts over the past two years, aggressive collection of accounts receivable, and diligent operational and financial management by MPS Group divisional leaders. Cash was used to eliminate the Company's long-term debt completely. Cash on hand at the close of the fourth quarter totaled $67 million.

                               Management Comments

"While 2002 was a challenging year for both our company and our industry, we are hopeful that we will see a better business environment in 2003," commented Timothy Payne, Chief Executive Officer. "I really appreciate the efforts and talents of our people, who did a tremendous job in 2002 under very trying circumstances."

"With an efficient operating infrastructure, a strong financial position, and positive cash flow, we are well positioned for the current economic conditions," said Robert P. Crouch, Senior Vice President and Chief Financial Officer. "Even more important, we believe we are in an excellent position to capitalize on business opportunities when the global economy and business environment begin to improve."

                     First Quarter 2003 Management Guidance

Near year-end, it is common for staffing and consulting businesses to experience a decrease in billable headcount and utilization as clients wrap up projects for the year. MPS Group experienced this seasonal effect on a moderate basis in late December of 2002 and early January of 2003. In addition, during the first quarter of each new year, staffing and consulting businesses experience higher expenses due to the resetting of payroll tax limits. Taking these seasonal factors into account, MPS Group provides the following management guidance for the expected results for the first quarter of 2003:

                                                   First Quarter 2003
  -------------------------------------------------------------------------
  Revenue                                      $265 million - $275 million
  -------------------------------------------------------------------------
  Diluted earnings per share                          $0.02 - $0.04
  =========================================================================

                         Conference Call Scheduled Today

The live broadcast of MPS Group's conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company's website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (913) 981-5510. If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 6:00 p.m. ET on February 12. To access the telephonic replay, please dial (719) 457-0820 and enter 625843 when prompted for the reservation code. The link for the online replay may also be found on the Company's website.

                                About MPS Group

MPS Group is one of the world's largest providers of business services and solutions. MPS Group helps its client companies thrive by delivering a unique mix of consulting, solutions, and staffing services. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group serves leading businesses throughout the United States, Canada, the United Kingdom, and continental Europe. For more information about MPS Group, please visit www.mpsgroup.com. Except for materials described above, none of the information on our website should be considered included in this release.

                           Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including but not limited to: fluctuations in the economy and financial markets in general and in the Company's industry segments in particular; industry trends towards consolidating vendor lists; the demand for the Company's services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company's ability to expand into new markets and to maintain profit margins in the face of pricing pressures; the Company's ability to retain significant existing customers or obtain new customers; the Company's ability to recruit, place and retain consultants and professional employees; the Company's ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental regulations affecting the Company's operations, including possible changes to regulations relating to benefits for consultants and temporary personnel; unexpected fluctuations in interest rates or foreign currency exchange rates; loss of key employees; and other factors discussed in the Company's filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "will," "may," "should," "could," "expects," "plans," "hopes," "indicates," "projects," "anticipates," "believes," "estimates," "appears," "predicts," "potential," "continues," "would," or "become," or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors listed under "Forward-Looking Statements" on page 2 of the Company's Annual Report on Form 10-K for 2001 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company's management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

                                MPS Group, Inc.
                         Unaudited Operating Highlights
                    (in thousands, except per share amounts)

Operating Highlights:                                         Three Months Ended Dec. 31,            Year Ended Dec. 31,
                                                            -------------------------------    -------------------------------
                                                                2002              2001              2002             2001
                                                            ------------------------------------------------------------------
Revenue:
   IT Services                                               $   134,941       $   164,940     $     575,312     $    770,830
   Professional Services                                         124,864           129,850           495,157          608,850
   e-Business Solutions                                           20,631            30,797            84,501          168,809
                                                            -------------     -------------    --------------    -------------
Total revenue                                                    280,436           325,587         1,154,970        1,548,489

Gross profit:
   IT Services                                               $    29,336       $    34,672     $     122,294     $    168,317
   Professional Services                                          38,417            41,123           151,061          197,997
   e-Business Solutions                                            7,319             8,223            28,431           54,731
                                                            -------------     -------------    --------------    -------------
Total gross profit                                                75,072            84,018           301,786          421,045
                                                            -------------     -------------    --------------    -------------

General and administrative expenses                               60,555            72,128           248,959          336,577
Lease restructuring charge                                         9,699                 -             9,699                -
Impairment of investment                                          16,165                 -            16,165                -
Depreciation and amortization                                      5,638            14,943            21,017           60,122
                                                            -------------     -------------    --------------    -------------
Total operating expenses                                          92,057            87,071           295,840          396,699
                                                            -------------     -------------    --------------    -------------
(Loss) income from operations                                    (16,985)           (3,053)            5,946           24,346
Interest and other, net                                             (186)           (1,918)           (3,947)          (9,199)
                                                            -------------     -------------    --------------    -------------
(Loss) income before provision for income taxes
  and cumulative effect of accounting change                     (17,171)           (4,971)            1,999           15,147
Tax provision (benefit)                                            6,833            (2,237)           14,591            6,804
                                                            -------------     -------------    --------------    -------------
(Loss) income before cumulative effect of accounting change      (24,004)           (2,734)          (12,592)           8,343
Cumulative effect of accounting change, net of tax benefit             -                 -          (553,712)               -
                                                            -------------     -------------    --------------    -------------
Net income (loss)                                            $   (24,004)       $   (2,734)      $  (566,304)      $    8,343
                                                            =============     =============    ==============    =============

Diluted (loss) earnings per share before cumulative effect
  of accounting change                                       $     (0.23)       $    (0.03)      $     (0.12)      $     0.08
Cumulative effect of accounting change, net of tax benefit             -                 -             (5.49)               -
                                                            -------------     -------------    --------------    -------------
Diluted (loss) earnings per share                            $     (0.23)       $    (0.03)      $     (5.62)      $     0.08
                                                            =============     =============    ==============    =============
Diluted common shares outstanding                                102,320            98,868           100,833           98,178
                                                            =============     =============    ==============    =============

Note:Excluding the effect of the $34.5 million charge ($29.1 million net of related tax benefit), diluted earnings per share in the fourth quarter were $0.05. The charge is comprised of the following ($ in millions):

     Impairment of investment                                $      16.1
     Lease restructuring charge                              $       9.7
     Proposed IRS audit adjustment                           $       8.7

     If the provisions of SFAS 142 were in effect during 2001, then diluted earnings per share for the three and twelve months ended December 31, 2001, would have been $0.04 and $0.36, respectively.

                                                                                                            As of
                                                                                               -------------------------------
                                                                                                   Dec. 31,         Dec. 31,
                                                                                                     2002             2001
                                                                                               -------------------------------

Working capital                                                                                $     171,931     $    204,722
Total assets                                                                                         897,983        1,543,622
Long-term debt                                                                                             -          101,000
Stockholders' equity                                                                                 781,559        1,310,811